Exhibit 99.1

CONTACT:	John McNamara
Director - Investor Relations
StoneMor Partners L.P.
(215) 826-2945

STONEMOR PARTNERS L.P. ANNOUNCES DELAY IN FILING FORM 10-K AND

POSTPONEMENT OF INVESTOR CONFERENCE CALL

TREVOSE, PA – February 27, 2017 — StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”) today announced that it will delay filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and postpone its investor conference call scheduled for Tuesday, February 28, 2017 at 11:00 am EDT, pending the completion of its review of certain previously filed financial statements.

The Partnership recently discovered that it had underreported cemetery revenues, net of associated direct costs, and over-reported net deferred revenues in previously issued consolidated financial statements. It also discovered that the Partnership had not withdrawn the funds associated with this underreporting to which it was entitled from its merchandise trusts.

The Partnership currently expects that any revisions to previously reported financial information will principally reflect:

a)	a decrease in net deferred revenue; and,

b)	an increase in partners’ capital on its previously reported consolidated balance sheets, including the quarterly periods during 2016.

The Partnership also currently expects the correction of these items to:

a)	have an immaterial impact on cash flows for the three years ended December 31, 2016, including the quarterly periods during 2016; and,

b)	have a positive impact on future cash flows since it will allow for additional funds to be withdrawn from its merchandise trusts.

The Partnership does not currently expect the correction of these items to affect distributable cash flow for previously reported periods.

It should be noted that the Partnership has not yet concluded its review and final determination of these items and, therefore, the information set forth herein is preliminary in nature and subject to change. There can be no assurance that the actual effects of the corrections on the Partnership’s consolidated financial statements and distributable cash flow for the affected periods will not differ materially from the Partnership’s current expectations as set forth above, or that additional items in need of correction will not be discovered.

The Partnership will file a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission, to extend the deadline to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 to March 16, 2017. There can be no assurance, however, that the Partnership will be able to file such Annual Report on Form 10-K on or prior to March 16, 2017. In the event that the Partnership does not file such Annual Report on Form 10-K on or prior to March 16, 2017, the Partnership would be in violation of its reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Securities and Exchange Commission could institute an administrative proceeding seeking the revocation of the Partnership’s registration under the Exchange Act. The Partnership could also receive a notification of delinquent status from the New York Stock Exchange and may face the possible delisting of its common units from the NYSE. In addition, the Partnership would lose its eligibility to use Form S-3 registration statements until the Partnership has timely filed its periodic reports with the U.S. Securities and Exchange Commission for a period of twelve months. Further, the failure to file such Annual Report on Form 10-K within the periods prescribed by its credit agreement or the indenture governing its senior notes may result in the occurrence of one or more events of default thereunder.

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About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 316 cemeteries and 100 funeral homes in 27 states and Puerto Rico.

StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this release, including, but not limited to, information regarding the review of the Partnership’s consolidated financial statements, the content and timing thereof, the anticipated effects of the corrections described herein, including the anticipated changes in the Partnership’s consolidated balance sheets, the impact on cash flows, including distributable cash flow, the scope of the corrections, the filing of a Form 12b-25, the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and the postponement of the Partnership’s investors conference call, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements, including, without limitation, risks relating to the following: additional information arising from the Partnership’s continuing analysis and review of its historical recognition of revenue and its prior financial statements and the performance of additional work in this regard, as well as the review and audit by the Partnership’s registered independent public accounting firm of the Partnership’s prior financial statements, the Partnership’s potential inability to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 on or before March 16, 2017 and the consequences thereof, including that the Partnership would be in violation of its reporting requirements under the Exchange Act, the U.S. Securities and Exchange Commission could institute an administrative proceeding seeking the revocation of the Partnership’s registration under the Exchange Act, the Partnership could receive a notification of delinquent status from the New York Stock Exchange and could ultimately face the possible delisting of its common units from the NYSE, the Partnership would lose its eligibility to use Form S-3 registration statements until the Partnership has timely filed its periodic reports with the U.S. Securities and Exchange Commission for a period of twelve months; the potential for defaults under the Partnership’s credit facility or the indenture governing its senior notes; the Partnership’s ability to obtain relief from its creditors if it cannot file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 within the period prescribed by the Partnership’s credit facility or the indenture governing its senior notes, the terms on which such relief might be granted and any restrictions that might be imposed in connection with any relief that might be obtained; litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters the Partnership’s ability to maintain an effective system of internal controls and disclosure controls, and other risks described in the Partnership’s filings with the U.S. Securities and Exchange Commission. Except as required under applicable law, the Partnership assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

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